Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 10, 2019, except for Note 13, as to which the date is August 19, 2019 in the Registration Statement (Form S-1) and related Prospectus of 10x Genomics, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

August 19, 2019